UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 8, 2006

OSI RESTAURANT PARTNERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-15935	59-3061413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (813) 282-1225

 Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ❒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ❒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ❒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ❒ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 8, 2006, Outback Steakhouse International, L.P., a subsidiary of OSI Restaurant Partners, Inc., the “Company,” entered into a Unit Purchase Agreement (the “Purchase Agreement”) pursuant to which it acquired the remaining 18% aggregate ownership interest of the three minority shareholders, Eun Tae Chung, Chai Woo Yi and Yoon Hee Eoh, of Aussie Chung Ltd., collectively, the “Sellers.” Aussie Chung Ltd. is the Company’s Korean limited liability company which operates Outback Steakhouse restaurants in South Korea. The Purchase Agreement is effective October 31, 2006 and provides for an aggregate purchase price of approximately $34,872,000, of which $17,831,000 was paid in cash to the Sellers, $14,041,000 was paid in satisfaction of amounts outstanding under loans previously made by the Company to the Sellers and $3,000,000 was placed into an interest-bearing escrow account. The escrowed monies are to provide a source for indemnification against claims of misrepresentation or breach of warranty and payment of certain expenses. A copy of the Unit Purchase Agreement is attached as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits
Exhibit No.

10.1	Unit Purchase Agreement dated November 8, 2006 and effective October 31, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI RESTAURANT PARTNERS, INC.
(Registrant)

Date: November 15, 2006	By:	/s/ Dirk A. Montgomery
Dirk A. Montgomery
Chief Financial Officer